Exhibit 10.82


                          INSURANCE AGREEMENT



          THIS INSURANCE AGREEMENT made and entered into as of

the 1st day of February, 1996, by and between DONALDSON,

LUFKIN & JENRETTE, INC., a Delaware corporation, with

principal offices and place of business in the State of New

York (hereinafter referred to as the "Company") and JEANNETTE

ELIASBERG, as Trustee of the Trust created under Agreement

dated December 22, 1993 between Theodore P. Shen, as Grantor,

and Jeannette Eliasberg, as Trustee (hereinafter referred to as the "Owner"),


                          WITNESSETH THAT:


          WHEREAS, the Owner has obtained a policy of life

insurance insuring the joint and survivor lives of Theodore P.

Shen (hereinafter referred to as the "Insured") and his wife,

Carol Shen, (hereinafter referred to as the "Insured's Wife")

in the original face amount of Five Million Three Hundred

Eighty-Three Thousand Five Hundred and Fifty-Two Dollars

($5,383,552) (such policy being hereinafter referred to as the

"Insurance Contract") which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was

issued by the insurance company shown in Exhibit A

(hereinafter referred to as the "Insurer"); and

          WHEREAS, in consideration of past services rendered

and services to be rendered by the Insured, the Company wishes to pay a portion of the premiums due with respect to the

Insurance Contract, subject to certain repayment rights

described herein, all on the terms and conditions hereinafter set forth; and


          WHEREAS, the Company wishes to have the Insurance

Contract collaterally assigned to it by the Owner in order to secure the repayment to it of the aggregate premiums on the

Insurance Contract which the Company may pay pursuant to this

Insurance Agreement.


          NOW, THEREFORE, in consideration of the premises and

of the mutual promises contained herein, the parties hereto

agree as follows:

           1.   (a)  Premium Payments.  Except as otherwise

provided herein, on or before March 15, 1996, and on or before each of the following fourteen (14) consecutive annual premium due dates with respect to the Insurance Contract (each such

premium due date hereinafter referred to as an "Anniversary

Date"), the Owner shall pay to the Insurer as and for a

portion of the premium due with respect to such Insurance

Contract an amount equal to the greater of (i) the total

premium less Sixty Five Thousand Dollars ($65,000) and (ii)

the economic benefit of the insurance protection then provided to the Owner under the Insurance Contract and this Insurance

Agreement on the life or lives of such as are then living of the Insured and the Insured's Wife, and the Company shall pay to the Insurer as and for a portion of such premium an amount equal to Sixty Five Thousand Dollars ($65,000).  The economic benefit referred to in the preceding sentence shall be the

lesser of (i) the PS 58 cost for the insurance protection

referred to therein (as determined under tables published by the Internal Revenue Service) and modified as appropriate (or,

if applicable, as specifically prescribed by the Internal

Revenue Service) to reflect that such insurance protection is on the joint lives of the Insured and the Insured's Wife and that the death benefit under such Insurance Contract is

payable only on the death of the second to die of the Insured and the Insured's Wife) and (ii) if such insurance protection is available from the Insurer as term insurance, the premium for such insurance protection determined by reference to the

Insurer's current published premium rate for one-year term

life insurance protection available to all standard risks.

Thirty (30) days prior to each Anniversary Date on which

premium is payable hereunder, the Company shall notify the

Owner of the exact amount of the economic benefit the Owner is obligated to pay hereunder.  Each of the Owner and the Company shall promptly furnish the other evidence of timely payment of the portion of each such premium it is obligated to pay

hereunder.

           (b)  Dividends.   After such time that premiums on

the Insurance Contract are no longer payable pursuant to

paragraph 1(a) hereof, dividends and other Policy Values shall be applied to the payment of premiums on the Insurance

Contract.  Dividends on the Insurance Contract not applied to the payment of premiums pursuant to this subparagraph (b)

shall be used to purchase additional paid-up insurance or may be accumulated with interest, as the Owner shall elect.  For purposes of this Insurance Agreement, with respect to the

Insurance Contract, the term "Policy Values" shall include

dividends, dividend additions, dividend accumulations, the

cash surrender value of the Insurance Contract including the cash surrender value of paid-up additions and supplemental

insurance rider additions and any other element of value which would ordinarily be applied to the payment of premiums under a premium "vanish" option.

           2.   Collateral Assignment.  (a)  To secure the

repayment to the Company to the extent possible of the

Repayment Amount (as defined in paragraph 5 hereunder) as

provided herein, the Owner shall assign the Insurance Contract to the Company as collateral ("the Collateral Assignment")

under a Collateral Assignment Agreement substantially in the form attached hereto as Exhibit B.  The Collateral Assignment shall not be terminated (except as otherwise provided in this

Insurance Agreement), altered or amended by the Owner without the express written consent of the Company.

           (b)  Except as provided in subparagraph (a) of this

paragraph 2, the Owner shall not transfer any interest in the

Insurance Contract during the term of this Insurance Agreement without the consent of the Company.  In the event of an

assignment by the Owner to which the Company has consented,

the references to "Owner" herein shall be deemed to refer to the assignee or any subsequent assignee thereof for all

purposes of this Insurance Agreement, including for purposes of this paragraph 2.  The Owner shall comply with the

notification requirements of the Insurer with respect to any such assignment and shall deliver a copy of any such

notification to the Company.

           3.   Loans.  (a) In no event shall the Company have

any right to borrow from, or against the security of, the

Insurance Contract during the term of this Insurance

Agreement.

           (b)  The Owner shall have no right to borrow from,

or against the security of, the Insurance Contract during the term of this Insurance Agreement to the extent that the amount of aggregate indebtedness under, or secured by, the Insurance

Contract would thereafter exceed the loan value of the

Insurance Contract as determined immediately prior to the

first premium payment made by the Company pursuant to

paragraph 1 hereof except (i) as provided in subparagraph 8(f)

hereof, (ii) as provided in paragraph 11 hereof and (iii)

after the death of the Insured, to pay any increase in the

Owner's Federal, State or local income tax which is

attributable to the inclusion, if any, as an item of gross

income for purposes of computing such taxes of (A) the

economic benefit (as defined in paragraph 1 hereof) of the

insurance protection then provided to the Owner on the life of the Insured's Wife under the Insurance Contract and this

Insurance Agreement and (B) any portion of, or increase in,

the cash surrender value of the Insurance Contract

(hereinafter "the Cash Surrender Value").

           4.   Term of Insurance Agreement.  This Insurance

Agreement and, except to the extent otherwise provided in

paragraph 9 hereof, the obligations of the Company hereunder shall remain in force (regardless of whether the Owner has

assigned any portion or all of the Owner's rights, interests and incidents of ownership in and to the Insurance Contract)

until the first to occur of:

           (a)  the death of the second to die of the

     Insured and the Insured's Wife;

           (b)  the surrender or cancellation of the

     Insurance Contract by the Owner prior to the death

     of the second to die of the Insured and the

     Insured's Wife; and

           (c)  the release of the Collateral Assignment by

     the Company pursuant to the provisions of paragraph

     8 hereof.

           5.   Repayment Amount.  The Repayment Amount as of

any time is the total amount of premiums on the Insurance

Contract paid by the Company (other than any premium or

portion thereof which consists of Restoration Amount as

defined in paragraph 11 hereunder), reduced by any premium

returns and reimbursement paid to the Company from any source on account of such premiums paid and further reduced by any

unpaid portion of the Restoration Amount as set forth in

paragraph 11 hereunder.  In no event shall the amount payable to the Company hereunder on account of the Repayment Amount

exceed (i) if payable by reason of the death of the Insured or the Insured's Wife, the proceeds of the Insurance Contract

payable at such death or (ii) if payable by reason of the

surrender of the Insurance Contract or the withdrawal of any

Policy Values, the amount of Cash Surrender Value payable with respect to such surrender or the amount of such Policy Values so withdrawn.  If, on the complete surrender or cancellation of the Insurance Contract or on the death of the second to die of the Insured and the Insured's Wife, the Cash Surrender

Value or proceeds of the Insurance Contract, as the case may be, are less than the Repayment Amount due to the Company

hereunder, none of the Owner, the Insured, the Insured's Wife,

or the personal representative of any of them shall have any obligation to pay any part of such shortfall to the Company.

           6.  Death Benefit.  Upon the termination of this

Insurance Agreement on the death of the second to die of the

Insured and the Insured's Wife, the Company and the Owner

shall promptly take all action necessary to obtain the death benefit provided under the Insurance Contract.  The Company

shall have the right to receive a portion of the death benefit under the Insurance Contract equal to the Repayment Amount

determined as of the date of such death, subject to the

limitations of paragraph 5 hereunder.  The balance of the

death benefit provided under the Insurance Contract, if any,

shall be paid to the beneficiary or beneficiaries, and in the manner and amounts, designated by the Owner in the beneficiary designation for the Insurance Contract.  No amount shall be

paid from the death benefit under the Insurance Contract to

the Owner or the beneficiary or beneficiaries designated by

the Owner until the entire Repayment Amount payable to the

Company has been paid.

           7.  Withdrawals from Insurance Contract; Surrender

or Cancellation.   (a)  Except to the extent Policy Values are

applied to pay premiums on the Insurance Contract pursuant to paragraph 1(b) hereof or as otherwise provided in this

paragraph 7,  (i) the Owner shall not surrender the Insurance

Contract or otherwise withdraw any Policy Values during the

term of this Insurance Agreement (including by cancellation of the Insurance Contract) without the consent of the Company and

(ii) in the event that the Insurance Contract is surrendered or Policy Values are withdrawn prior to the death of the survivor of the Insured and the Insured's Wife, the Company

shall be entitled to receive the Repayment Amount as then

determined to the extent of the Cash Surrender Value payable with respect to any such surrender or the Policy Values then withdrawn, such Repayment Amount to be paid to the extent

possible first from the cash surrender value of paid up

additions and then from the remaining Cash Surrender Value so payable.

            (b)  Notwithstanding the foregoing, the Owner shall

be permitted to withdraw Policy Values to the extent permitted under the Insurance Contract (other than by surrender of the

Insurance Contract) without the consent of the Company and, in the case of subparagraph (i) of this subparagraph (b), without paying any portion of the Repayment Amount to the Company, as shall be necessary to pay:

            (i)  Any increase in the Owner's Federal, State or

local income tax after, or by reason of, the death of the

Insured which is attributable to the inclusion of any portion of, or an increase in, the Cash Surrender Value as an item of gross income for purposes of computing the Owner's income

taxes; and

            (ii)  The Repayment Amount at such time as the Owner

obtains the release of the Collateral Assignment pursuant to the provisions of paragraph 8 hereunder.

           (c)  The Owner shall surrender the Insurance

Contract at such time as the Company, based on information

provided by the Insurer, notifies the Owner that the total

Augmented Cash Surrender Value is less than the Repayment

Amount if, prior to such time (i) the Augmented Cash Surrender

Value exceeded such Repayment Amount and (ii) either of the

following events has occurred: (A) the death of the Insured or

(B) an event to which subparagraph 9(b) hereof applies.  For purposes of this Insurance Agreement, the Augmented Cash

Surrender Value as of any time shall be the amount by which

the total cash surrender value of the Insurance Contract as of such time exceeds the cash surrender value of the Insurance

Contract determined immediately prior to the first premium

payment made by the Company pursuant to paragraph 1 hereof.

           (d)  The Owner shall surrender the Insurance

Contract at such time, if any, as the Insured is dismissed

from employment by the Company for cause.  For purposes of

this Insurance Agreement, "cause" means (i) the Insured's

willful failure to perform his duties as an officer and/or

employee of the Company (other than as a result of his total or partial incapacity due to physical or mental illness and

excluding any action taken and any decision not to act if such action is taken or such decision is made in the good faith

belief that it is in the furtherance of the business of the

Company), (ii) gross negligence or gross malfeasance in the

performance of such duties, (iii) a final finding by a court or other governmental body with proper jurisdiction that

Insured engaged in an act or acts that (A) constitute a felony under the laws of the United States or any state thereof, or

(B) constitute a violation of Federal or State securities law,

if the Board of Directors determines that, by reason of such finding, the continued employment of the Insured by the

Company would be seriously detrimental to the Company and its business; or (iv) in the absence of any final finding by a

court or other governmental body with proper jurisdiction, a determination by the Board of Directors in good faith that

Insured engaged in an act or acts that (A) constitute a felony under the laws of the United States or any state thereof, or

(B) constitute a violation of Federal or State securities law,

if the Board of Directors determines that, by reason of such act or acts, the continued employment of the Insured by the

Company would be seriously detrimental to the Company and its business.

           8.   Release of Collateral Assignment.  (a)  The

Owner shall obtain the release of the Collateral Assignment in the manner set forth in subparagraph (f) of this paragraph 8 on the earliest to occur of (i) the Nontaxable Rollout Time

(as defined in subparagraph (b) of this paragraph 8), (ii) the

Post-Death Rollout Time (as defined in subparagraph (c) of

this paragraph 8) and (iii) the Applicable Anniversary Date

(as defined in subparagraph (d) of this paragraph 8).

           (b)  The Nontaxable Rollout Time shall mean the

earliest time after the last premium payment the Company is

obligated to make hereunder that (i) after payment of the

Repayment Amount from the Cash Surrender Value, based on

projections supplied by the Insurer (using a projected

dividend or interest rate approved by the Owner, provided that such approval may not be unreasonably withheld), a death

benefit under the Insurance Contract of an amount not less

than the lesser of (A) the face amount of the Insurance

Contract immediately prior to the first premium payment made by the Company hereunder or (B) the then amount of insurance provided under the Insurance Contract may thereafter be

maintained for the joint and survivor lives of the Insured and the Insured's Wife solely by the application of Policy Values under the Insurance Contract without the payment of further

cash premiums and (ii) the Company provides the Owner with an opinion of outside counsel recognized as expert in Federal tax matters, and which opinion may be relied on by the Owner, that the payment to the Company of the Repayment Amount and the

release of the Collateral Assignment will not be a Federal

taxable event with respect to the Owner or the Insured.

Notwithstanding the foregoing, if, within 30 days after

receipt of the opinion referred to in the preceding sentence,

the Owner obtains an opinion of independent counsel recognized as expert in Federal tax matters that the payment to the

Company of the Repayment Amount and the release of the

Collateral Assignment will more likely than not be a Federal taxable event with respect to the Owner or the Insured, the

Company and Owner shall refer the matter to a third

independent counsel acceptable to both and the Nontaxable

Rollout Time shall not be deemed to have occurred unless such third counsel affirms the opinion originally supplied by the

Company.  For purposes of this paragraph, a Federal taxable

event shall mean the recognition of gross income or the making of a taxable gift under the then applicable provisions of the

Internal Revenue Code.

           (c)  The Post-Death Rollout Time shall mean the

earliest time after the death of the Insured and after the

last premium payment the Company is obligated to make

hereunder that, based on projections supplied by the Insurer

(using a projected dividend or interest rate approved by the

Owner, provided that such approval may not be unreasonably

withheld), after payment from the Cash Surrender Value of the

Repayment Amount and all income tax liability of the Owner

arising by reason of such payment, a death benefit under the

Insurance Contract of an amount not less than the lesser of

(i) the face amount of the Insurance Contract immediately

prior to the first premium payment made by the Company

hereunder or (ii) the then amount of insurance provided under the Insurance Contract may thereafter be maintained for the

life of the Insured's Wife solely by the application of Policy

Values under the Insurance Contract without the payment of

further cash premiums.

           (d)  The Applicable Anniversary Date shall be such

Anniversary Date, if any, on which the Owner in its sole and absolute discretion consents to a request by the Company that the Owner obtain the release of the Collateral Assignment,

which request by the Company and consent by the Owner shall be made and given, if at all, in accordance with the provisions of subparagraph (e) of this paragraph 8.

           (e)  On any Anniversary Date on which the Augmented

Cash Surrender Value exceeds the Repayment Amount as then

determined (but only on any such Anniversary Date), the

Company may request the Owner to obtain the release of the

Collateral Assignment in accordance with the provisions of

subparagraph (f) of this paragraph 8.  In determining whether to consent to any such request, the Owner shall consider

primarily the interests of the Insured and shall not consent to such request unless the Owner determines in its sole and

absolute discretion that it would be in the interests of the

Insured to do so.  Although the Owner, in determining whether or not to consent to such request, shall consider primarily

the interests of the Insured (and may consult with the Insured for purposes of making any such determination), such

determination shall be within the sole and absolute discretion of the Owner.  The consent of the Owner with respect to any

request by the Company as herein described may be given only on the Anniversary Date on which the Company makes such request.

           (f)  To obtain the release of the Collateral

Assignment pursuant to the provisions of this subparagraph 8,

the Owner shall pay to the Company the Repayment Amount

determined as of the date of such payment and, solely as a

source of funding such payment, the Owner may borrow such

amount from the Insurance Contract and direct that the same be paid to the Company.  Upon receipt of such payment, the

Company shall release the Collateral Assignment by the

execution and delivery of an appropriate instrument of

release, and neither the Company nor the Company's assigns

shall thereafter have any further interest in and to the

Insurance Contract, either under the terms thereof or under

this Insurance Agreement.

           9.   Termination of Company's Obligation to Pay

Premiums.  Notwithstanding that this Insurance Agreement

remains in effect until the termination thereof pursuant to

paragraph 4 hereunder, the Company's obligation to make

further premium payments hereunder shall cease on the first to occur, if any, of:

           (a)  the giving of notice by the Insured to the

     Company that the Company is thereafter relieved of

     any further obligation to make premium payments

     under this Insurance Agreement; and

           (b)  the failure of the Owner to pay the

     portion of any premium the Owner is obligated to pay

     hereunder within 30 days of written demand by the

     Company for such payment, which written demand may

     be made only after the Owner fails to pay its

     portion of premium within the grace period provided

     under the Insurance Contract with respect to such

     premium, provided that this subparagraph (b) shall

     not apply if the Company elects to pay the Owner's

     portion of such premium pursuant to paragraph 10

     hereunder.

           10.  Default by Owner.  If the Owner fails to pay

the portion of any premium due and payable which the Owner is obligated to pay hereunder within the period described in

paragraph 9(b) hereof, the Company, in its sole discretion,

may elect to pay such portion of the premium, which amount

shall thereafter be recovered by the Company as part of the

Repayment Amount and, if the Company elects to pay such

portion, this Insurance Agreement shall thereafter continue to apply as if the Owner had timely paid its portion of such

premium.  If the Owner fails to pay its portion of any premium payable hereunder, the Company's sole remedy with respect to such failure shall be (i) if the Company does not elect to pay the Owner's portion of the premium pursuant to this paragraph

10, the cessation of the Company's obligation to make further premium payments pursuant to paragraph 9(b) hereof or (ii) if the Company elects to pay the Owner's portion of the premium pursuant to this paragraph 10, the recovery of such amount as part of the Repayment Amount.

           11.  Default by Company.  In the event that the

Company shall be in default as to any premium payment due

under paragraph 1 hereunder with respect to the Insurance

Contract, the Owner may borrow from the Insurance Contract, to the extent permitted thereunder, all or part of the amount as to which the Company is in default to be applied to the

payment of such premium.  Such borrowing and payment shall not discharge the Company's obligation under paragraph 1 hereunder with respect to such premium or any subsequent premiums.  With respect to a default by the Company hereunder with respect to premium payments, the Company shall be obligated (a) to repay directly to the Insurer the full amount of any indebtedness

including accrued and unpaid interest incurred with respect to the Insurance Contract pursuant to this paragraph and (b) to repay to the Owner any amount which the Owner paid (i) as

premium which the Company was obligated to pay hereunder and

(ii) as interest on a loan from the Insurance Contract

pursuant to this paragraph 11, together with interest on the amounts described in this clause (b) at a rate equal to the

interest rate applicable to policy loans with respect to the

Insurance Contract (the aggregate amounts referred to in this sentence being herein referred to as the "Restoration

Amount"). If any portion of the Restoration Amount has not been repaid by the Company prior to the termination of this

Insurance Agreement, the Repayment Amount payable to the

Company on such termination shall be reduced by such portion of the Restoration Amount.  Nothing herein shall preclude the

Owner from recovering such additional damages, if any, as the

Owner shall sustain by reason of the Company's default

hereunder.

           12.  Notification of Insurer.  Except as otherwise

provided herein, at any time that the Company shall be

entitled under the provisions hereof to recover the Repayment

Amount with respect to the Insurance Contract, the Company

shall notify the Owner and the Insurer of the amount that the

Company claims it is entitled so to recover and, unless the

Owner objects in writing to the Company and the Insurer within thirty (30) days of such notice, the Insurer is hereby

authorized to recognize such statement of the Company without investigation or the giving of any notice and shall be fully protected in paying such amount to the Company.  If the

Insurer receives written notice from the Owner controverting the amount payable to the Company, the Insurer shall make no payments with respect to such Insurance Contract except upon written instructions signed by both the Owner and the Company or in accordance with a final, non-appealable order of a court of competent jurisdiction.  The written acknowledgment of

receipt by the Company of any funds paid to the Company

pursuant to its statement of the amount payable to it shall be a full discharge and release of the Insurer by the Company with respect to such payment.  The Insurer shall be relieved of any and all responsibility to any party claiming an

interest in the Insurance Contract for any decrease in cash

value or death benefit resulting from the exercise of any

right as to which both the Owner and the Company have

consented or which is specifically permitted hereunder.

            13.   Owner.  The undersigned Owner shall be the sole

and absolute owner of the Insurance Contract and shall have

all rights of ownership in the Insurance Contract except to

the extent otherwise specifically provided in this Insurance

Agreement and the Collateral Assignment.  Without limiting any other rights not specifically enumerated, the Owner

specifically reserves, subject to the Company's rights under this Insurance Agreement, the right to designate the

beneficiary or beneficiaries of the death benefit payable

under the Insurance Contract and to elect any optional mode of settlement permitted by the Insurance Contract or allowed by the Insurer.

            14.   Premium Waiver.  For purposes of computing the

Repayment Amount, no premium waived under a premium waiver

provision of the Insurance Contract shall be treated as having been paid by the Company.

            15.   Further Assurances.  Each of the Company and

the Owner shall execute and deliver such other instruments and

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agreements as shall be necessary or appropriate to carry out the intent of this Insurance Agreement.

           16.  Amendment.  Except as otherwise provided

herein, this Insurance Agreement may not be amended, altered or modified, except by a written instrument signed by the

Company and the Owner, or their respective successors or

assigns, and may not be otherwise terminated except as

provided herein.

           17.  Binding Nature of Insurance Agreement.  This

Insurance Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, the

Owner, and the Owner's successors, assigns, and beneficiaries.

As used in this Insurance Agreement, the term "successor",

with respect to the Company, shall include, but shall not be limited to, any person, firm, corporation or other entity

which acquires all or substantially all of the assets or

business of the Company whether by merger, consolidation,

purchase or otherwise.

           18.  Notices.  Any notice, consent or demand

required or permitted to be given under the provisions of this

Insurance Agreement shall be in writing, and shall be deemed to be dated and to have been duly given when delivered

personally or by courier or upon delivery to the post office and sent registered or certified mail, postage prepaid, return receipt requested addressed as set forth below:

            (a)  If to the Company:

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                 Donaldson, Lufkin & Jenrette, Inc.
                 140 Broadway
                 New York, New York  10005
                 Attention:   Corporate Secretary

           (b)   If to the Owner:

                 Jeannette Eliasberg, Trustee
                 24481 Harbour View Drive
                 Ponte Vedra, Florida  32082

Any party may alter the address to which communications or

copies are to be sent pursuant to this Insurance Agreement by giving notice of such change of address in conformity with the provisions of this paragraph 18.

           19.  Governing Law.  This Insurance Agreement, and

the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

          IN WITNESS WHEREOF, the parties hereto have

executed this Insurance Agreement as of the day and year first above written.

                                  DONALDSON, LUFKIN  & JENRETTE, INC.


                                         By  /s/ Thomas E. Siegler
                                             -----------------------
                                             Senior Vice President


ATTEST:


/s/ Claire M. Power
- -----------------------
Assistant Secretary



                                     /s/ Jeannette Eliasberg
                                  ------------------------------

                                  JEANNETTE ELIASBERG, as Trustee
                                       of the Trust created under
                                       Agreement dated December
                                       22, 1993 between Theodore
                                       P. Shen, Grantor, and
                                       Jeannette Eliasberg,
                                       Trustee, Owner

                          EXHIBIT A

Insurer:  Guardian Life Insurance Company of America

Policy No.: 3755730

Face Amount: $5,383,552

Policy Description:    Policy on the joint and survivor lives of
     Theodore P. Shen and Carol Shen, payable on second death.

Issue Date: February 14, 1994

                               EXHIBIT B




          COLLATERAL ASSIGNMENT AGREEMENT dated as of

February 1, 1996 by and between JEANNETTE ELIASBERG, as

Trustee of the Trust created under Agreement dated December

22, 1993 between Theodore P. Shen, as Grantor, and Jeannette

Eliasberg, as Trustee (such Trustee or any successor as such

Trustee being hereinafter referred to as the "Owner") and

DONALDSON, LUFKIN & JENRETTE, INC., a Delaware corporation

(hereinafter referred to as "the Company").

          Guardian Life Insurance Company of America (the

"Insurer") issued on February 14, 1994 Insurance Contract

No. 3755730 on the joint and survivor lives of Theodore P.

Shen, an employee of the Company (hereinafter referred to as the "Insured") and the Insured's wife, Carol Shen,

(hereinafter referred to as the "Insured's Wife").  Such

policy shall be referred to hereinafter as the "Insurance

Contract."

            The undersigned parties have entered into an

Insurance Agreement (the "Insurance Agreement") which is

attached hereto as Exhibit A and which by this reference is

made a part hereof.

            Pursuant to the Insurance Agreement, Owner has

agreed to assign the Insurance Contract to the Company as

collateral security for the payment to the Company of the

Repayment Amount as set forth in the Insurance Agreement.

          The parties hereto, in consideration of the

foregoing and the agreements and covenants hereinafter set

forth and intending to be legally bound hereby, agree as

follows:

           1.   Owner hereby assigns to the Company, effective

as of the date hereof, the Insurance Contract as collateral

security for payment to the Company of the Repayment Amount

pursuant to the provisions of the Insurance Agreement (such

assignment hereinafter referred to as "the Collateral

Assignment").  The Company shall be entitled to receive the

Repayment Amount, as then determined and subject to the

limitations in paragraph 5 of the Insurance Contract, as

follows:

            (a)  From the death proceeds payable under the

      Insurance Contract on the death of the second to die of

      the Insured and the Insured's Wife;

            (b)  Except as otherwise provided in paragraph 7 of

      the Insurance Agreement, from the cash surrender value of

      the Insurance Contract (hereinafter "the Cash Surrender

      Value") or other Policy Values (as defined in paragraph

      1(b) of the Insurance Agreement) to the extent the Owner

      withdraws any such Cash Surrender Value or other Policy

      Values from the Insurance Contract prior to the death of

      the second to die of the Insured and the Insured's Wife

      (including by reason of a surrender or cancellation of the Insurance Contract pursuant to paragraph 7 of the

      Insurance Agreement); or

            (c)  At such time as the Owner obtains the

      release of the Collateral Assignment hereunder in

      accordance with paragraph 8 of the Insurance

      Agreement.

The Collateral Assignment made herein shall not be terminated

(except as otherwise provided in the Insurance Agreement),

altered or amended by the Owner without the express written

consent of the Company.

           2.   Release of Collateral Assignment.  The Owner

shall obtain the release of the Collateral Assignment in the manner and at such time as set forth in paragraph 8 of the

Insurance Agreement.

           3.   Payment by Insurer.   Owner hereby authorizes

the Insurer to rely solely on the written statement of the

Company as to the amount payable to the Company with respect to the Insurance Contract as of any date unless the Insurer

receives notice in writing from the Owner given within thirty

(30) days of receipt of such written statement of the Company controverting the Company's statement of such amount payable.

If the Insurer receives no such written notice from the Owner,

the Insurer is hereby authorized to recognize such statement of the Company without investigation or the giving of any

notice.  If the Insurer receives such written notice from the

Owner controverting the amount payable to the Company, the

Insurer shall make no payments with respect to such Insurance

Contract except upon written instructions signed by both the

Owner and the Company or in accordance with a final,

non-appealable order of a court of competent jurisdiction.

The written acknowledgment of receipt by the Company of any

funds paid to the Company pursuant to its statement of the

amount payable to it shall be a full discharge and release of the Insurer by the Company with respect to such payment.  The

Insurer shall be relieved of any and all responsibility to any party claiming an interest in the Insurance Contract for any decrease in cash value or death benefit resulting from the

exercise of any right as to which both the Owner and the

Company have consented or which is specifically permitted

under the Insurance Agreement.

           4.   Owner's Rights.  (a) Except as otherwise

provided in the Insurance Agreement and herein and subject to the rights of the Company under the Insurance Agreement, each and every right, interest and incident of ownership associated with the Insurance Contract which is not expressly assigned to the Company by this Collateral Assignment Agreement is

retained by the Owner, including, without limitation, the

right to designate the beneficiary or beneficiaries of the

death benefit payable under the Insurance Contract and to

elect any optional mode of settlement permitted by the

Insurance Contract or allowed by the Insurer.

            (b)  The Owner shall not assign any portion or all

of the Owner's right, interest and incidents of ownership in and to the Insurance Contract during the term of the Insurance

Agreement without the consent of the Company.  In the event of an assignment by the Owner to which the Company has consented,

the references to "Owner" herein shall be deemed to refer to the assignee or any subsequent assignee thereof for all

purposes of this Collateral Assignment Agreement, including

for purposes of this paragraph 4.

            (c)  (i) Except to the extent Policy Values are

applied to pay premiums on the Insurance Contract pursuant to paragraph 1(b) of the Insurance Agreement or as otherwise

provided in paragraph 7 of the Insurance Agreement or this

subparagraph (c), (A) the Owner shall not surrender the

Insurance Contract or otherwise withdraw any Policy Values

during the term of this Insurance Agreement (including by

cancellation of the Insurance Contract) without the consent of the Company and (B) in the event that the Insurance Contract is surrendered or Policy Values are withdrawn prior to the

death of the survivor of the Insured and the Insured's Wife,

the Company shall be entitled to receive the Repayment Amount as then determined to the extent of the Cash Surrender Value payable with respect to any such surrender or the Policy

Values then withdrawn, such Repayment Amount to be paid to the extent possible first from the cash surrender value of paid up additions and then from the remaining Cash Surrender Value, so payable.

            (ii)  Notwithstanding the foregoing, the Owner shall

be permitted to withdraw Policy Values to the extent permitted under the Insurance Contract (other than by surrender of the

Insurance Contract) without the consent of the Company and, in the case of subparagraph (A) of this subparagraph (ii),

without paying any portion of the Repayment Amount to the

Company, as shall be necessary to pay:

            (A)  Any increase in the Owner's Federal, State or

local income tax after, or by reason of, the death of the

Insured which is attributable to the inclusion of any portion of, or an increase in, the Cash Surrender Value as an item of gross income for purposes of computing the Owner's income

taxes; and

            (B)  The Repayment Amount at such time as the Owner

obtains the release of the Collateral Assignment pursuant to the provisions of paragraph 8 of the Insurance Agreement.

            (iii)  The Owner shall surrender the Insurance

Contract at such time as the Company, based on information

provided by the Insurer, notifies the Owner that the total

Augmented Cash Surrender Value is less than the Repayment

Amount if, prior to such time (A) the Augmented Cash Surrender

Value exceeded such Repayment Amount and (B) either of the

following events has occurred: (x) the death of the Insured or

(y) an event to which subparagraph 9(b) of the Insurance

Agreement applies.

            (iv)  The Owner shall surrender the Insurance

Contract at such time, if any, as the Insured is dismissed

from employment by the Company for "cause" (as defined in

paragraph 7(d) of the Insurance Agreement).

           5.   Borrowing Rights.  (a) In no event shall the

Company have any right to borrow from, or against the security of, the Insurance Contract during the term of the Insurance

Agreement.

           (b)  The Owner shall have no right to borrow from,

or against the security of, the Insurance Contract during the term of the Insurance Agreement to the extent that the amount of aggregate indebtedness under, or secured by, the Insurance

Contract would thereafter exceed the loan value of the

Insurance Contract as determined immediately prior to the

first premium payment made by the Company pursuant to

paragraph 1 of the Insurance Agreement except (i) as provided in subparagraph 8(f) thereof (in connection with obtaining the release of the Collateral Assignment), (ii) as provided in

subparagraph 11 thereof (in connection with a Default by the

Company) and (iii) after the death of the Insured, to pay any increase in the Owner's Federal, State or local income tax

which is attributable to the inclusion, if any, as an item or items of gross income for purposes of computing such taxes of

(A) the economic benefit (as defined in paragraph 1 of the

Insurance Agreement) of the insurance protection then provided to the Owner on the life of the Insured's Wife under the

Insurance Contract and the Insurance Agreement and (B) any

portion of, or increase in, the Cash Surrender Value.

           6.   Representation of Solvency.  Each of the parties

hereto declares that no proceedings in bankruptcy are pending against such party, and the Owner hereby declares that its

property is not the subject of any assignment for the benefit of creditors.

           7.   Governing Law.  All matters respecting the

validity, effect, and interpretation of this Collateral

Assignment Agreement shall be determined in accordance with

the laws of the State of New York, applicable to contracts

made and to be performed entirely within the State of New

York.

           8.   Binding Nature of Assignment.  This Collateral

Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective

successors, assigns, distributees, executors, administrators and beneficiaries.  As used in this Collateral Assignment

Agreement, the term "successor", with respect to the Company,

shall include, but shall not be limited to, any person, firm,

corporation or other entity which acquires all or substantially all of the assets or business of the

Company whether by merger, consolidation, purchase or

otherwise.

            IN WITNESS WHEREOF, the parties have hereunto set

their respective hands and seals as of the date first above

written.


                              DONALDSON, LUFKIN & JENRETTE, INC.


                              By_______________________________
                                  Senior Vice President


ATTEST:



- -----------------------
Assistant Secretary



                                  -------------------------------
                                  JEANNETTE ELIASBERG, as Trustee
                                     of the Trust created under
                                     Agreement dated December
                                     22, 1993 between Theodore
                                     P. Shen, Grantor, and
                                     Jeannette Eliasberg,
                                     Trustee, Owner


ACCEPTED:



- ---------------------------------------------------
Guardian Life Insurance Company of America, Insurer












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